Exhibit (i)(3)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 67 to the Form N-1A Registration Statement of Morgan Stanley U.S. Government Securities Trust, File No. 002-86966. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

April 30, 2018